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                                                                   EXHIBIT 10.17


                          SUN COMMUNITY SOURCE LICENSE
                                   Version 2.3

         (Rev. Date Feb. 22, 1999) as revised by Sun Microsystems, Inc.
           ("Original Contributor") and Caldera Systems, Inc. ("You")

                                    RECITALS

Original Contributor has developed Specifications and Source Code implementations of certain Technology; and

Original Contributor desires to license the Technology to a large community to facilitate research, innovation and product development while maintaining compatibility of such products with the Technology as delivered by Original Contributor; and

Original Contributor desires to license certain Sun Trademarks for the purpose of branding products that are compatible with the relevant Technology delivered by Original Contributor; and

You desire to license the Technology and possibly certain Sun Trademarks from Original Contributor on the terms and conditions specified in this License.

In consideration for the mutual covenants contained herein, You and Original Contributor agree as follows:

                                    AGREEMENT

1. Introduction. The Sun Community Source License and attachments ("License") may include five distinct licenses: Research Use, TCK, Internal Deployment Use, Commercial Use and Trademark License. The Research Use, TCK and Internal Deployment Use licenses are effective when You sign this License. The Commercial Use and Trademark licenses must be signed by You and Original Contributor in order to become effective. Once effective, these licenses and the associated requirements and responsibilities are cumulative. Capitalized terms used in this License are defined in the Glossary.

2. License Grants.

2.1 Original Contributor Grant. Subject to Your compliance with Sections 3, 8.10 and Attachment A of this License (and Your right to cure breaches to the extent provided in Section 6.), Original Contributor grants to You a worldwide, royalty-free, non-exclusive license, to the extent of Original Contributor's Intellectual Property Rights covering the Original Code, Upgraded Code and Specifications, to do the following:

a) Research Use License:

      (i) use, reproduce and modify the Original Code, Upgraded Code and Specifications to create Modifications and Reformatted Specifications for Research Use by You,



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      (ii) publish and display Original Code, Upgraded Code and Specifications with, or as part of Modifications, as permitted under Section 3.1 b) below,

      (iii) reproduce and distribute copies of Original Code and Upgraded Code to Licensees and students for Research Use by You,

      (iv) compile, reproduce and distribute Original Code and Upgraded Code in Executable form, and Reformatted Specifications to anyone for Research Use by You.

b) Other than the licenses expressly granted in this License, Original Contributor retains all right, title, and interest in Original Code and Upgraded Code and Specifications.

2.2 Your Grants.

a) To Other Licensees. You hereby grant to each Licensee a license to Your Error Corrections and Shared Modifications, of the same scope and extent as Original Contributor's licenses under Section 2.1 a) above relative to Research Use, Attachment C relative to Internal Deployment Use, and Attachment D relative to Commercial Use.

b) To Original Contributor. You hereby grant to Original Contributor a worldwide, royalty-free, non-exclusive, perpetual and irrevocable license, to the extent of Your Intellectual Property Rights covering Your Error Corrections, Shared Modifications and Reformatted Specifications, to use, reproduce, modify, display and distribute Your Error Corrections, Shared Modifications and Reformatted Specifications, in any form, including the right to sublicense such rights through multiple tiers of distribution.

c) Other than the licenses expressly granted in Sections 2.2 a) and b) above, and the restriction set forth in Section 3.1 d)(iv) below, You retain all right, title, and interest in Your Error Corrections, Shared Modifications and Reformatted Specifications.

2.3 Contributor Modifications. You may use, reproduce, modify, display and distribute Contributor Error Corrections, Shared Modifications and Reformatted Specifications, obtained by You under this License, to the same scope and extent as with Original Code, Upgraded Code and Specifications.

2.4 Independent Contractors. You may deliver the Source Code of Covered Code to other Licensees having at least a Research Use license, for the sole purpose of furnishing development services to You in connection with Your rights granted in this License. All such Licensees must execute appropriate documents with respect to such work consistent with the terms of this License, and acknowledging their work-made-for-hire status or assigning exclusive right to their work product and associated Intellectual Property Rights to You.

3. Requirements and Responsibilities.



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3.1 Research Use License. As a condition of exercising the rights granted under
Section 2.1 a) above, You agree to comply with the following:

a) Your Contribution to the Community. All Error Corrections and Shared Modifications which You create or contribute to are automatically subject to the licenses granted under Section 2.2 above. You are encouraged to license all of Your other Modifications under Section 2.2 as Shared Modifications, but are not required to do so. Your Modification will be a Shared Modification only if You deliver it to Original Contributor or disclose it to third party software developers as provided herein (other than Your agents acting on Your behalf and independent contractors engaged by You to perform services for You, and excluding Compliant Covered Code distributed under Attachment D). You agree to notify Original Contributor of any errors in the Specification which come to Your attention.

b) Source Code Availability. You agree to provide all Your Error Corrections to Original Contributor as soon as reasonably practicable and, in any event, prior to Internal Deployment Use or Commercial Use, if applicable, or if created after Internal Deployment Use or Commercial Use, then as soon as reasonably practicable. Original Contributor may, at its discretion, post Source Code for Your Error Corrections and Shared Modifications on the Community Webserver. You may also post Error Corrections and Shared Modifications on a web-server of Your choice; provided, that You must take reasonable precautions to ensure that only Licensees have access to such Error Corrections and Shared Modifications. Such precautions shall mean a password protection scheme limited to Licensees and a click-on, download certification of Licensee status required of those attempting to download from the server. An example of an acceptable certification is attached as Attachment A-2. Original Contributor can require additional reasonable precautions from time to time. This precaution applies only to the Source Code of such Error Corrections and Shared Modifications, and not to the executable form thereof, which is covered under Section 3.1 d) below.

c) Notices. All Error Corrections and Shared Modifications You create or contribute to must include a file documenting the additions and changes You made and the date of such additions and changes. You must also include the notice set forth in Attachment A-1 in the file header. If it is not possible to put the notice in a particular Source Code file due to its structure, then You must include the notice in a location (such as a relevant directory file or accompanying documentation), where a recipient would be most likely to look for such a notice.

d) Redistribution.

      (i) Source. Covered Code may be distributed in Source Code form only to another Licensee (except for students as provided below). You may not offer or impose any terms on any Covered Code that alter the rights, requirements, or responsibilities of such Licensee. You may distribute Covered Code to students for use in



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connection with their course work and research projects undertaken at accredited educational institutions. Such students need not be Licensees, but must be given a copy of the notice set forth in Attachment A-3 and such notice must also be included in a file header or prominent location in the Source Code made available to such students.

      (ii) Executable. You may distribute Executable version(s) of Covered Code to Licensees and other third parties only for the purpose of evaluation and comment in connection with Research Use by You and under a license of Your choice, but which limits use of such Executable version(s) of Covered Code only to that purpose.

      (iii) Modified Class, Interface and Package Naming. In connection with Research Use by You only, You may use Original Contributor's class, interface and package names only to accurately reference or invoke the Source Code files You modify. Original Contributor grants to You a limited license to the extent necessary for such purposes.

      (iv) You expressly agree that any distribution, in whole or in part, of Modifications developed by You shall only be done pursuant to the term and conditions of this License.

e) Extensions.

      (i) Covered Code. You may not include any Source Code of Community Code in any Extensions;

      (ii) Publication. No later than the date on which You first distribute such Extension for Commercial Use, You must publish to the industry, on a non-confidential basis and free of all copyright restrictions with respect to reproduction and use, an accurate and current specification for any Extension. In addition, You must make available an appropriate test suite, pursuant to the same rights as the specification, sufficiently detailed to allow any third party reasonably skilled in the technology to produce implementations of the Extension compatible with the specification. Such test suites must be made available as soon as reasonably practicable but, in no event, later than ninety (90) days after Your first Commercial Use of the Extension. You must use reasonable efforts to promptly clarify and correct the specification and the test suite upon written request by Original Contributor.

      (iii) Open. You agree to refrain from enforcing any Intellectual Property Rights You may have covering any interface(s) of Your Extension, which would prevent the implementation of such interface(s) by Original Contributor or any Licensee. This obligation does not prevent You from enforcing any Intellectual Property Right You have that would otherwise be infringed by an implementation of Your Extension.

      (iv) Class, Interface and Package Naming. You may not add any packages, or any public or protected classes or interfaces



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with names that originate or might appear to originate from Original Contributor including, without limitation, package or class names which begin with "sun", "java", "javax", "jini", "net.jini", "com.sun" or their equivalents in any subsequent class, interface and/or package naming convention adopted by Original Contributor. It is specifically suggested that You name any new packages using the "Unique Package Naming Convention" as described in "The Java Language Specification" by James Gosling, Bill Joy, and Guy Steele, ISBN 0-201-63451-1, August 1996. Section 7.7 "Unique Package Names", on page 125 of this specification which states, in part:

"You form a unique package name by first having (or belonging to an organization that has) an Internet domain name, such as "sun.com". You then reverse the name, component by component, to obtain, in this example, "Com.sun", and use this as a prefix for Your package names, using a convention developed within Your organization to further administer package names."

4. Versions of the License.

4.1 License Versions. Original Contributor may publish revised versions of the License from time to time. Each version will be given a distinguishing version number.

4.2 Effect. Once a particular version of Covered Code has been provided under a version of the License, You may always continue to use such Covered Code under the terms of that version of the License. You may also choose to use such Covered Code under the terms of any subsequent version of the License. No one other than Original Contributor has the right to promulgate License versions.

5. Disclaimer of Warranty.

5.1 COVERED CODE IS PROVIDED UNDER THIS LICENSE "AS IS," WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES THAT THE COVERED CODE IS FREE OF DEFECTS, MERCHANTABLE, FIT FOR A PARTICULAR PURPOSE OR NON-INFRINGING. YOU AGREE TO BEAR THE ENTIRE RISK IN CONNECTION WITH YOUR USE AND DISTRIBUTION OF COVERED CODE UNDER THIS LICENSE. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE. NO USE OF ANY COVERED CODE IS AUTHORIZED HEREUNDER EXCEPT SUBJECT TO THIS DISCLAIMER

ERROR CORRECTIONS AND SHARED MODIFICATIONS ARE PROVIDED BY YOU "AS IS," WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES THAT THE ERROR CORRECTIONS OR SHARED MODIFICATIONS ARE FREE OF DEFECTS, MERCHANTABLE, FIT FOR A PARTICULAR PURPOSE OR NONINFRINGING. ORIGINAL CONTRIBUTOR AGREES TO BEAR THE ENTIRE RISK IN CONNECTION WITH ITS USE AND DISTRIBUTION OF SUCH ERROR CORRECTIONS AND SHARED MODIFICATIONS. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS LICENSE. NO USE OF ANY SUCH ERROR CORRECTIONS OR SHARED MODIFICATIONS IS AUTHORIZED HEREUNDER EXCEPT SUBJECT TO THIS DISCLAIMER.



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5.2 You acknowledge that Original Code, Upgraded Code and Specifications are not designed or intended for use in (i) on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or (ii) in the design, construction, operation or maintenance of any nuclear facility. Original Contributor disclaims any express or implied warranty of fitness for such uses.

Original Contributor acknowledges that Error Corrections and Shared Modifications provided by You are not designed or intended for use in (i) on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or (ii) in the design, construction, operation or maintenance of any nuclear facility. You disclaim any express or implied warranty of fitness for such uses.

5.3 This License, the Trademark License and the Master Support Agreement do not restrict, limit or apply to any Caldera Independent Product or Third Party Independent Product or the Commercialization of any Independent Product. A "Caldera Independent Product" means any product, code, service or technology which is created or developed without infringing any intellectual property rights of Original Contributor by or for You independent of and without the use of any Covered Code (code or software which is lawfully received by You from a source other than Original Contributor and not under this License, and that You could have rightfully obtained in the absence of this License, shall not be deemed Covered Code for this purpose), provided the Commercialization of such product, code, service or technology does not infringe any intellectual property rights of Original Contributor. A "Third Party Independent Product "means any product, code, service or technology lawfully licensed or provided to You by a source other than Original Contributor that You could have rightfully obtained in the absence of this License, provided the Commercialization of such product, code, service or technology does not infringe any intellectual property rights of Original Contributor. An "Independent Product" means either a Caldera Independent Product or a Third Party Independent Product. Subject to the foregoing provisions of this Section, an Independent Product might or might not be a product, code, service or technology implementing or relating to the Technology, Java based code or Java Specifications. The term "Commercialization of an Independent Product" means any creation, development, modification, use, copying, distribution, manufacture, sale, display, publication, and/or Commercialization of the Independent Product without the infringement of any valid and unexpired intellectual property right of Original Contributor. The intent of the parties is to ensure that any activity which You could lawfully engage in, in the absence of this License, the Trademark License and the Master Support Agreement, will not be prohibited or restricted by this License, the Trademark License or the Master Support Agreement. This Section 5.3 does not grant expressly or by implication any license or rights to You to any intellectual property of Original Contributor.

6. Termination.



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6.1 By You. You may terminate this Research Use license or the License at anytime by providing written notice to Original Contributor.

6.2 By Original Contributor. This License and the rights granted hereunder will terminate:

      (i) automatically if You materially breach the terms of this License and fail to cure such breach within 30 days of receipt of written notice of the breach. Said notice must describe the breach and facts upon which the breach is alleged. If more than 30 days is required to cure the breach, then the 30 day period shall be extended as reasonably necessary provided that You begin the cure within said 30 days and are diligent to complete the cure as soon as reasonably possible. If the breach is of an incurable nature, then it shall be deemed cured for the purposes of this section if You take reasonable steps to ensure that the breach is not repeated and inform Original Contributor of such steps. If You dispute the existence of the breach, then You shall have the right to have such dispute first resolved in accordance with Section 8.6 before termination under this Section 6.2(i) and the 30 day cure period begin. Nothing in this Section 6.2 shall limit the injunctive relief or other remedies to which Original Contributor may be entitled for any copying, use or distribution by You of Covered Code outside the scope of this License.

      (ii) notwithstanding Section 6.2(i) above, immediately in the event of circumstances specified in Section 7.1 or a violation of Original Contributor's intellectual property rights (except for Your first curable violation that was inadvertent or occurred despite Your exercise of reasonable care and good faith, which will be covered by Section (i) above except as provided herein); or

      (iii) at Original Contributor's discretion upon any action initiated in the first instance by You alleging that use or distribution by Original Contributor or any Licensee, of Original Code, Upgraded Code, Error Corrections or Shared Modifications contributed by You, or Specifications, infringe a patent owned or controlled by You.

6.3 Effect of Termination. Upon termination, You agree to discontinue use and return or destroy all copies of Covered Code in your possession. However, for termination for any reason other than a violation of Original Contributor's intellectual property rights, You may continue to use Covered Code in compliance with the License in connection with the support of Your customers and end-users existing on the date of termination and the distribution of error corrections to them in compliance with the terms of the License governing distribution. The foregoing limitation does not apply to violations that were inadvertent or occurred despite Your exercise of reasonable care and good faith (or if in good faith but due to lack of reasonable care, You have taken appropriate steps to ensure that it does not happen again). All sublicenses and licenses to the Covered Code which you have properly granted shall survive any termination of this



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License. Provisions which, by their nature, should remain in effect beyond the termination of this License shall survive including, without limitation, Sections 2.2, 3, 5, 7 and 8 hereof and Section 5 of the Commercial Use license.

6.4 Each party waives and releases the other from any claim to compensation or indemnity for permitted or lawful termination of the business relationship established by this License.

7. Liability.

7.1 Infringement. Should any of the Original Code, Upgraded Code, TCK or Specifications ("Materials") become the subject of a claim of infringement, Original Contributor may, at its sole option, (i) attempt to procure the rights necessary for You to continue using the Materials, (ii) modify the Materials so that they are no longer infringing, or (iii) terminate Your right to use the Materials, immediately upon written notice, and refund to You the amount, if any, having then actually been paid by You to Original Contributor for the Original Code, Upgraded Code and TCK, depreciated on a straight line, five year basis.

7.2 LIMITATION OF LIABILITY. EXCEPT FOR VIOLATIONS OF ORIGINAL CONTRIBUTOR'S OR YOUR INTELLECTUAL PROPERTY RIGHTS:

TO THE FULL EXTENT ALLOWED BY APPLICABLE LAW, YOUR LIABILITY TO ORIGINAL CONTRIBUTOR AND ORIGINAL CONTRIBUTOR'S LIABILITY TO YOU FOR CLAIMS RELATING TO THIS LICENSE, WHETHER FOR BREACH OR IN TORT, SHALL BE LIMITED TO ONE HUNDRED PERCENT (100%) OF THE AMOUNT HAVING THEN ACTUALLY BEEN PAID BY YOU TO ORIGINAL CONTRIBUTOR UNDER THIS LICENSE (THIS LIMIT DOES NOT APPLY TO YOUR OBLIGATION TO MAKE PAYMENTS UNDER SECTION 7 OF ATTACHMENT D). IN NO EVENT WILL YOU OR ORIGINAL CONTRIBUTOR BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS LICENSE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT YOU OR ORIGINAL CONTRIBUTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

8. Miscellaneous.

8.1 Trademark. You agree to comply with the then current Sun Trademark & Logo Usage Requirements accessible through the SCSL Webpage. Except as expressly provided in the License, You are granted no right, title or license to, or interest in, any Sun Trademarks. You agree not to (i) challenge Original Contributor's ownership or use of Sun Trademarks; (ii) attempt to register any Sun Trademarks, or any mark or logo substantially similar thereto; or (iii) incorporate any Sun Trademarks into your own trademarks, product names, service marks, company names, or domain names.



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8.2 Integration. This License represents the complete agreement concerning the subject matter hereof.

8.3 Assignment. Original Contributor may assign this License, and its rights and obligations hereunder, in its sole discretion. You may assign or transfer this License to any third party who acquires all or substantially all of Your business assets relating to this License, except to a competitor of Original Contributor, in which case You cannot assign or transfer this License (including by way of merger, even if You are the surviving entity) without Original Contributor's prior written consent, not to be unreasonably withheld or delayed.

8.4 Severability. If any provision of this License is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. Notwithstanding the foregoing, if You are prohibited by law from fully and specifically complying with Sections 2.2 or 3, this License will continue in effect upon the agreement of the parties to revised terms that most nearly accomplish the same effect as the present Sections 2.2 and 3.

8.5 Governing Law. This License shall be governed by the laws of the United States and the State of California, as applied to contracts entered into and to be performed in California between California residents. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

8.6 Dispute Resolution.

a) Any dispute arising out of or relating to this License shall be finally settled by arbitration as set out herein, except that either party may bring any action, in a court of competent jurisdiction (which jurisdiction shall be exclusive), with respect to any dispute relating to such party's Intellectual Property Rights or with respect to Your compliance with the TCK license. Arbitration shall be administered: (i) by the American Arbitration Association
(AAA), (ii) in accordance with the applicable rules of the American Arbitration Association (the "Rules") in effect at the time of arbitration as modified herein; and (iii) the arbitrator will apply the substantive laws of California and United States. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction to enforce such award.

b) All arbitration proceedings shall be conducted in English by a single arbitrator selected in accordance with the Rules, who must be fluent in English and be either a retired judge or practicing attorney having at least ten (10) years litigation experience and be reasonably familiar with the technology matters relative to the dispute. Unless otherwise agreed, arbitration venue shall be in San Francisco if You demand the arbitration and in Salt Lake City if Original Contributor demands the arbitration. The arbitrator may award monetary damages only and nothing shall preclude either party from seeking provisional or emergency relief from a court of competent



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jurisdiction. The arbitrator shall have no authority to award damages in excess of limitations on liability set forth in this License and any such award in excess is void to the extent of the excess. All awards will be payable in U.S. dollars and may include, for the prevailing party (i) pre-judgment award interest, (ii) reasonable attorneys' fees incurred in connection with the arbitration, and (iii) reasonable costs and expenses incurred in enforcing the award. The arbitrator will order each party to produce identified documents and respond to no more than twenty-five single question interrogatories.

8.7 Construction. Any law or regulation which provides that the language of a contract shall be construed against the drafter shall not apply to this License.

8.8 U.S. Government End Users. The Covered Code is a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R.
12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S.
Government End Users acquire Covered Code with only those rights set forth herein. You agree to pass this notice to Your licensees.

8.9 Press Announcements. All press announcements relative to the execution of this License must be reviewed and approved by Original Contributor and You prior to release.

8.10 International Use.

a) Export/Import laws. Covered Code is subject to U.S. export control laws and may be subject to export or import regulations in other countries. Each party agrees to comply strictly with all such laws and regulations and acknowledges their responsibility to obtain such licenses to export, re-export, or import as may be required. You agree to pass these obligations to Your licensees.

b) Intellectual Property Protection. Due to limited intellectual property protection and enforcement in certain countries, You agree not to redistribute the Original Code, Upgraded Code, TCK and Specifications to any country other than the list of restricted countries on the SCSL Webpage. This section 8.10 b) does not apply to distribution of executable code.

8.11 Language. This License is in the English language only, which language shall be controlling in all respects, and all versions of this License in any other language shall be for accommodation only and shall not be binding on the parties to this License. All communications and notices made or given pursuant to this License, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

8.12 Consultation. Original Contributor shall, upon Your request, consult with You on questions or issues concerning this



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License and other agreements referenced herein and Your compliance therewith.

AGREED TO AND ACCEPTED BY:

You:                                                  Original Contributor:

Caldera Systems, Inc.                                 Sun Microsystems, Inc.

By:                                                   By:

Title:                                                Title:

Date:                                                 Date:










GLOSSARY

1. "Commercial Use" means any use (excluding Internal Deployment Use) or distribution, directly or indirectly of Compliant Covered Code by You to any third party, alone or bundled with any other software or hardware, for direct or indirect commercial or strategic gain or advantage.

2. "Community Code" means the Original Code, Upgraded Code, Error Corrections, Shared Modifications, or any combination thereof.

3. "Community Webserver(s)" means the webservers designated by Original Contributor for posting Error Corrections and Shared Modifications.

4. "Compliant Covered Code" means Covered Code that complies with the requirements of the TCK.

5. "Contributor" means each Licensee that creates or contributes to the creation of any Error Correction or Shared Modification.

6. "Covered Code" means the Original Code, Upgraded Code, Modifications, or any combination thereof.

7. "Error Correction" means any change made to Community Code which conforms to the Specification and corrects the adverse effect of a failure of Community Code to perform any function set forth in or required by the Specifications.



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7. "Executable" means Covered Code that has been converted to a form other than
Source Code.

9. "Extension(s)" means any additional classes or other programming code and/or interfaces developed by or for You which: (i) are designed for use with the Technology;(ii) constitute an API for a library of computing functions or services; and (iii) are disclosed to third party software developers for the purpose of developing software which invokes such additional classes or other programming code and/or interfaces. The foregoing shall not apply to software development by Your subcontractors or independent contractors to be exclusively used by You.

10. "Intellectual Property Rights" means worldwide statutory and common law rights associated with (i) patents and patent applications; (ii) works of authorship including copyrights, copyright applications, copyright registrations and "moral rights"; (iii) the protection of trade and industrial secrets and confidential information; and (iv) divisions, continuations, renewals, and re-issuances of the foregoing now existing or acquired in the future.

11. "Internal Deployment Use" means use of Compliant Covered Code (excluding Research Use) within Your business or organization only by Your employees and/or agents and independent contractors, subject to execution of Attachment C by You and Original Contributor.

12. "Licensee" means any party that has entered into and has in effect a version of the Sun Community Source License with Original Contributor.

13. "Modification(s)" means (i) any change to Covered Code; (ii) any new file or other such representation of computer program statements that contains any portion of Covered Code; and/or (iii) any new Source Code implementing any non-trivial portion of the Specifications (subsection (iii) does not include an implementation of a portion of the Specifications not specific to Java or the Technology and in common usage (or a combination of such common usage portions of the Specifications provided such combination is not specific to Java or the Technology and in common usage), that is independently developed without use of Specifications.

14. "Original Code" means the initial Source Code for the Technology as described on the Technology Download Site.

15. "Original Contributor" means Sun Microsystems, Inc., its affiliates and its successors and assigns.

16. "Reformatted Specifications" means any revision to the Specifications which translates or reformats the Specifications (as for example in connection with Your documentation) but which does not alter, subset or superset the functional or operational aspects of the Specifications.



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17. "Research Use" means use and distribution of Covered Code only for Your research, development, testing, gaining familiarity, educational or personal and individual use, and expressly excludes Internal Deployment Use and Commercial Use.

18. "SCSL Webpage" means the Sun Community Source license webpage located at http://sun.com/software/communitysource, or such other URL that Sun may designate from time to time.

19. "Shared Modifications" means Modifications provided by You, at Your option, pursuant to Section 2.2, or received by You from a Contributor pursuant to
Section 2.3.

20. "Source Code" means computer program statements written in any high-level, readable form suitable for modification and development.

21. "Specifications" means the specifications for the Technology and other documentation, as designated on the Technology Download Site, as may be revised by Original Contributor from time to time.

22. "Sun Trademarks" means Original Contributor's SUN, JAVA, and JINI trademarks and logos, whether now used or adopted in the future.

23. "Technology" means the technology described or identified in Attachment B, and Upgrades.

24. "Technology Compatibility Kit" or "TCK" means the test programs, procedures and/or other requirements, designated by Original Contributor for use in verifying compliance of Covered Code with the Specifications, in conjunction with the Original Code and Upgraded Code. Original Contributor may, in its sole discretion and from time to time, revise a TCK to correct errors and/or omissions and in connection with Upgrades. Original Contributor agrees that the test programs, procedures and/or other requirements of the TCK will be applied to You in a nondiscriminatory manner.

25. "Technology Download Site" means the site(s) designated by Original Contributor for access to the Original Code, Upgraded Code, TCK and Specifications.

26. "Upgrade(s)" means new versions of Technology designated exclusively by Original Contributor as an "Upgrade" and released by Original Contributor from time to time.

27. "Upgraded Code" means the Source Code for Upgrades, possibly including Modifications made by Contributors.

28. "You(r)" means Caldera Systems,Inc. "You(r)" includes any entity that by majority voting interest controls, is controlled by, or is under common control with You.



Agreement No. 55391                                                      Page 13

ATTACHMENT A

REQUIRED NOTICES

ATTACHMENT A-1

REQUIRED IN ALL CASES

"The contents of this file, or the files included with this file, are subject to the current version of Sun Community Source License for [fill in name of applicable Technology] (the "License"); You may not use this file except in compliance with the License. You may obtain a copy of the License at http://sun.com/software/communitysource. See the License for the rights, obligations and limitations governing use of the contents of the file.

The Original and Upgraded Code is [fill in name and version of applicable Technology]. The developer of the Original and Upgraded Code is Sun Microsystems, Inc. Sun Microsystems, Inc. owns the copyrights in the portions it created. All Rights Reserved.

Contributor(s):

Associated Test Suite(s) Location:

ATTACHMENT A-2

SAMPLE LICENSEE CERTIFICATION

"By clicking the `Agree' button below, You certify that You are a Licensee in good standing under the Sun Community Source License, [fill in applicable Technology and Version] ("License") and that Your access, use and distribution of code and information You may obtain at this site is subject to the License."

ATTACHMENT A-3

REQUIRED STUDENT NOTIFICATION

"This software and related documentation has been obtained by your educational institution subject to the Sun Community Source License, [fill in applicable Technology]. You have been provided access to the software and related documentation for use only in connection with your course work and research activities as a matriculated student of your educational institution. Any other use is expressly prohibited.



Agreement No. 55391                                                      Page 14

THIS SOFTWARE AND RELATED DOCUMENTATION CONTAINS PROPRIETARY MATERIAL OF SUN MICROSYSTEMS, INC, WHICH ARE PROTECTED BY VARIOUS INTELLECTUAL
PROPERTY RIGHTS.

You may not use this file except in compliance with the License. You may obtain a copy of the License on the web at http://sun.com/software/communitysource."

ATTACHMENT B

Java(tm) 2 Standard Edition ("J2SE") Technology

Description of "Technology"

Java(tm) 2 Standard Edition Technology v.1.2 as described on the Technology Download Site.

ATTACHMENT C

INTERNAL DEPLOYMENT USE

This Attachment C is only effective for the Technology specified in Attachment B,upon execution of Attachment D (Commercial Use License). In the event of a conflict between the terms of this Attachment C and Attachment D, the terms of Attachment D shall govern.

1. Internal Deployment License Grant. Subject to Your compliance with Section 2 below, and Section 8.10 of the Research Use license (and Your right to cure breaches to the extent provided in Section 6. of the Research Use license); in addition to the Research Use license and the TCK license, Original Contributor grants to You a worldwide, non-exclusive license, to the extent of Original Contributor's Intellectual Property Rights covering the Original Code, Upgraded Code and Specifications, to do the following:

a) reproduce and distribute internally, Original Code and Upgraded Code as part of Compliant Covered Code, and Specifications, for Internal Deployment Use,

b) compile such Original Code and Upgraded Code, as part of Compliant Covered Code, and reproduce and distribute internally the same in Executable form for Internal Deployment Use, and

c) reproduce and distribute internally, Reformatted Specifications for use in connection with Internal Deployment Use.

2. Additional Requirements and Responsibilities. In addition to the requirements and responsibilities described under Section 3.1 of the Research Use license, and as a condition to exercising the



Agreement No. 55391                                                      Page 15
rights granted under Section 3 above, You agree to the following additional requirements and responsibilities:

2.1 Compatibility. All Covered Code must be Compliant Covered Code prior to any Internal Deployment Use or Commercial Use, whether originating with You or acquired from a third party. Successful compatibility testing must be completed in accordance with the TCK License. If You make any further Modifications to any Covered Code previously determined to be Compliant Covered Code, you must ensure that such modified Covered Code is Compliant Covered Code.

                      ATTACHMENT D COMMERCIAL USE LICENSE

1. Effect. This Attachment D is to the Sun Community Source License version 2.3 for Java2 Standard Edition ("SCSL"). You and Original Contributor have agreed to the terms of the SCSL. You acknowledge that the SCSL is binding on You. This Attachment D is effective only if signed below by You and Original Contributor, and applies to Your Commercial Use of Original Code and Upgraded Code. All capitalized terms used herein shall have the same meaning setforth in the SCSL unless otherwise stated. In the event of a conflict between the express terms of this Attachment D and the Research Use license Section 3.1, the terms of this Attachment D shall govern.

2. Term. Upon execution of this Attachment D by You and Original Contributor, this Commercial Use license shall have a term of 18 months. Upon payment by You of the amounts set forth in Section 7 hereof, the term of this Attachment D shall be extended by one or two years, as applicable.

3. Commercial Use License Grant. Subject to Your compliance with Section 4 below, Section 8.10 of the SCSL, and the TCK license (and Your right to cure breaches to the extent provided in Section 6 of the SCSL); in addition to the Research Use license, the TCK license, and the Internal Deployment Use license, Original Contributor grants to You a worldwide, non-exclusive, non-transferable license, to the extent of Original Contributor's Intellectual Property Rights covering the Original Code, Upgraded Code and Specifications, to do the following within the specified field of use:

a) reproduce and distribute Compliant Covered Code and authorize or license its use in compliance with the License by other Licensees;

b) compile Compliant Covered Code and reproduce and distribute the same in Executable form directly to end users or through one or multiple tiers of distribution and authorize or license its use by others in compliance with the License;

c) reproduce and distribute Reformatted Specifications in association with Compliant Covered Code and authorize or license their use by others in compliance with the License; and



Agreement No. 55391                                                      Page 16

d) create Modifications for Commercial Use or Internal Deployment Use under the provisions of this Attachment D and Section 2.a)(i) of the Research Use license.

4. Additional Requirements and Responsibilities. In addition to the requirements and responsibilities specified in the Research Use license, the TCK license and the Internal Deployment license, and as a condition to exercising the rights granted in Section 3 above, You agree to the following additional requirements and responsibilities:

a) Distribution of Source Code. Source Code of Compliant Covered Code may be distributed only to another Licensee of the same Technology.

b) Distribution of Executable Code. You may distribute the Executable version(s) of Compliant Covered Code under a license of Your choice, which may contain terms different from this License, provided (i) that You are in compliance with the terms of this License, and (ii) You must make it absolutely clear that any terms which differ from this License are offered by You alone, not by Original Contributor or any other Contributor. Commencing with Your first release of Compliant Covered Code, each binary copy of Your Linux operating system distributed by You must include the executable version of Your implementation of the Technology (and which must conform to the definition of Compliant Covered
Code), except that for binary copies made available via web download, You must instead make the executable version of Your implementation of the Technology (and which must conform to the definition of Compliant Covered Code) available for download as well. This section does not require bundling of Your implementation of the Technology with Your OpenLinux software in fields of use outside the scope of Section 7, or in distributions limited to demonstration, evaluation, or promotional purposes or copies of Your OpenLinux software which must be distributed in order to comply with the GNU General Public License.

c) Branding. Products integrating Compliant Covered Code used for Commercial Use must be branded with the Technology compliance logo under a separate trademark license required to be executed by You and Original Contributor concurrent with execution of this Attachment D.

5. Indemnity/Limitation of Liability. The provisions of Section 7.1 of the Research Use license are superseded by the following:

a) Your Indemnity Obligation. You hereby agree to defend, at Your expense, any legal proceeding brought against Original Contributor or any Licensee to the extent it is based on a claim: (i) that the use, reproduction or distribution of any of Your Error Corrections or Shared Modifications is an infringement of a third party trade secret or a copyright in a country that is a signatory to the Berne Convention; (ii) based on any representation, warranty, support, indemnity, liability or other license terms You may offer in connection with any Covered Code; or (iii) arising from Your



Agreement No. 55391                                                      Page 17

Commercial Use of Covered Code, other than a claim covered by Section 5.b) below, or a patent claim based solely on Covered Code not provided by You. You will pay all damages, costs and fees awarded by a court of competent jurisdiction, or such settlement amount negotiated by You, attributable to such claim.

b) Original Contributor's Indemnity Obligation. Original Contributor will defend, at its expense, any legal proceeding brought against You, to the extent it is based on a claim that Your authorized Commercial Use of Original Code and Upgraded Code is an infringement of a third party trade secret or a copyright in a country that is a signatory to the Berne Convention, and will pay all damages, costs and fees awarded by a court of competent jurisdiction, or such settlement amount negotiated by Original Contributor, attributable to such claim. The foregoing shall not apply to any claims of intellectual property infringement based upon the combination of code or documentation supplied by Original Contributor with code, technology or documentation from other sources.

c) Right of Intervention. Original Contributor will have the right, but not the obligation, to defend You, at Original Contributor's expense, in connection with a claim that Your Commercial Use of Original Code and Upgraded Code is an infringement of a third party patent and will, if Original Contributor chooses to defend You, pay all damages, costs and fees awarded by a court of competent jurisdiction, or such settlement amount negotiated by Original Contributor, attributable to such claim.

d) Prerequisites. Under Sections 5.b) and c) above, You must, and under Section 5.a) above, Original Contributor or any Licensee must: (i) provide notice of the claim promptly to the party providing an indemnity; (ii) give the indemnifying party sole control of the defense and settlement of the claim; (iii) provide the indemnifying party, at indemnifying party's expense, all available information, assistance and authority to defend; and (iv) not have compromised or settled such claim or proceeding without the indemnifying party's prior written consent.

e) Additional Remedies. Should any Original Code, Upgraded Code, TCK, Specifications, Error Corrections, or Modifications become, or in the indemnifying party's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided above, the indemnifying party may, at its sole option, attempt to procure on reasonable terms the rights necessary for the indemnified party to exercise its license rights under this License with respect to the infringing items, or to modify the infringing items so that they are no longer infringing without substantially impairing their function or performance. If the indemnifying party is unable to do the foregoing after reasonable efforts, then the indemnifying party may send a notice of such inability to the indemnified party together with a refund of any license fees received by the indemnifying party from the indemnified party for the infringing items applicable to the indemnified party's future use or distribution of such infringing items, in which case the indemnifying party will not be liable for any



Agreement No. 55391                                                      Page 18
damages resulting from infringing activity with respect to the infringing items occurring after such notice and refund.

6. Support Programs.

Support to You. Technical support is not provided to You by Original Contributor under this License. You may contract for one or more support programs from Original Contributor relating to the Technology which are described on the SCSL Webpage.

Customer Support. You are responsible for providing technical and maintenance support services to Your customers for Your products and services incorporating the Compliant Covered Code.

7. Technology and Payments.

Technology specified in Attachment B.

Field of Use: OpenLinux for the x86, UltraSPARC, Itanium (Merced), and Power PC processors

The Solaris reference port and the "release candidate" pre-release version of the Linux reference port of the Technology will be made available to You promptly following execution hereof. Original Contributor will provide subsequent releases of the Linux reference port as released until general commercial availability of such port. Thereafter, You will receive subsequent releases as provided under the Master Support Agreement entered into concurrently herewith. Original Contributor is planning an initial release of the Linux reference port of the Technology by June 30, 2000, which will be made available to You promptly upon release. In addition, at Your option, Original Contributor will separately make available to You (i) its "Blackdown" binary reference port of the Java2 Standard Edition runtime environment, under Original Contributor's then standard terms and conditions for such software (except that in addition You must not expose any APIs to the software, or indicate in any way that it is included in any of Your products), at no charge to You; and (ii) its commercially released binary Linux reference port of the Java2 Standard Edition runtime environment, under Original Contributor's then standard terms and conditions for such software (except that You may bundle the software with Your LinuxOS), at no charge to You. Your license to the Blackdown port will terminate no later than upon release of the Linux reference port of the Technology.

For the right to distribute, for 18 months from the execution of this Attachment D, Compliant Covered Code for Java2 Standard Edition and the Java HotSpot Performance Engine (as provided in the separate SCSL and Attachment D entered into between the parties concurrently herewith) in compliance with and subject to the provisions of the applicable SCSL and its attachments, and in consideration of the Master Support Agreement between the parties entered into concurrently herewith, You hereby agree to pay Original Contributor a nonrefundable payment in the amount of $1,250,000 as follows: $400,000 within
30



Agreement No. 55391                                                      Page 19
days from execution of this Attachment D, and $850,000 by March 24, 2000.

You may elect to pay Original Contributor a nonrefundable payment of $3,100,000 by March 24, 2000 (instead of $850,000), in which case this Attachment D will have a term of three years and six months. Alternatively, You may renew this Attachment D (i) for a year (following the 18 month initial term) by paying Original Contributor a nonrefundable payment of $1,500,000 by the 18 month anniversary of the execution date hereof, and (ii) for a third year by paying Original Contributor an additional nonrefundable payment of $1,750,000 by the thirtieth month anniversary of the execution date hereof. The exercise of option
(i) does not require You to exercise option (ii). Provided that this Attachment has been extended to three and a half years as above, You may elect to extend this Attachment for up to an additional three years. If You elect to extend the term of this Attachment, the pricing for such additional term (excluding support) will not exceed Original Contributor's applicable then-current standard pricing for the license and rights granted herein.

b) [****].

c) Taxes. All payments required by this License shall be made in United States dollars, are exclusive of taxes, and You agree to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this License (excluding only taxes based on Original Contributor's net income). To the extent You are required to withhold taxes based upon Original Contributor's income in any country, You agree to provide Original Contributor with written evidence of such withholding, suitable for Original Contributor to obtain a tax credit in the United States.

8. Notice of Breach or Infringement. Each party shall notify the other immediately in writing when it becomes aware of any breach or violation of the terms of this License, or when You become aware of any potential or actual infringement by a third party of the Technology or Sun's Intellectual Property Rights therein.

9. Proprietary Rights Notices. You may not remove any copyright notices, trademark notices or other proprietary legends of Original Contributor or its suppliers contained on or in the Original Code, Upgraded Code and Specifications.

10. Notices. All written notices required by this License must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt by the persons at the addresses specified below.


Original Contributor:                                 You:



Agreement No. 55391                                                      Page 20


****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS.

Sun Microsystems, Inc.                         Caldera Systems, Inc.

901 San Antonio Road                           240 West Center St.

Palo Alto, California 94303                    Orem UT 84057

Attn.: VP, Sun Software and
Technology Sales                               Attn: President,

cc: Sun Software and Technology,               cc: Contracts Administrator
General Counsel

11. Disclaimer of Agency. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute You as a franchisee of Original Contributor. You hereby waive the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

12. Marketing. The parties agree on the following:

- Your participation at Original Contributor's Java/Linux press announcement.

- A Java.Sun.Com home page story announcing the parties' relationship, and a link from that home page to Your website for six months from the execution hereof.

- A link to Your website from the appropriate Partner Webpage as determined by Original Contributor.

- Java on Linux user group co-marketing efforts.

- You may participate in Original Contributor's beta and early access programs for the Linux port of the Java2 Standard Edition and the Java HotSpot Performance Engine, under Original Contributor's standard terms and conditions for such participation.

- If and when Original Contributor introduces a J2EE-Ready or similar branding program, You may participate at Your option in such program and receive access to the TCK as required for such program, all under Original Contributor's then-standard terms and conditions for such program, except with no fee to You.

- Meeting between You and Original Contributor to discuss Caldera OpenLinux as an Original Contributor reference port.

- You are entitled to two guest speaking slots at each of two Original Contributor events, as reasonably selected by Original Contributor.

- You are entitled to two slots in a mutually agreed program at Original Contributor's Java University or other similar education facility.

- Original Contributor will pay up to $50,000 in matching Your actual payments for purchasing web banner advertisements promoting all of You, Java2 Standard Edition and Original Contributor. To qualify for payment from Original Contributor, You must obtain Original Contributor's prior approval for such banner advertisement.

- Original Contributor will facilitate meetings between You and Original Contributor's investment arm, a guest spot on one of Original Contributor's internal "radio" broadcasts to employees, meetings with Java marketing and product marketing to discuss an international press tour, and a meeting with Original Contributor Education executives.



Agreement No. 55391                                                      Page 21

- Original Contributor will work with You to include You as appropriate in future public events during the term involving Java technology on the Linux platform.

13. Confidentiality. You and Original Contributor shall keep and maintain in confidence the terms and conditions of this License. However, either party may disclose the general nature of the rights and obligations under this Attachment D in the course of business or as required by law or court order.

Agreed:

You:                                       Original Contributor:

Caldera Systems, Inc.                      Sun Microsystems, Inc.

By:                                        By:
   -----------------------------              -----------------------------

Title:                                     Title:
      --------------------------                 --------------------------

Date:                                      Date:
     ---------------------------                ---------------------------


ATTACHMENT E
TECHNOLOGY COMPATIBILITY KIT

The following license is effective for the Java(tm)2 Standard Edition Version
1.2 Technology Compatibility Kit and subsequent releases made available only upon execution of a separate Master Support Agreement entered into concurrently herewith. The Technology Compatibility Kit for the Technology specified in Attachment B may be accessed at the Technology Download Site only upon execution of the support agreement.

1. TCK License.

a) Subject to the restrictions set forth in Section 1.b below and Section 8.10 of the SCSL (and Your right to cure breaches to the extent provided in Section
6. of the SCSL), in addition to the Research Use license, Original Contributor grants to You a worldwide, non-exclusive, non-transferable license, to the extent of Original Contributor's Intellectual Property Rights in the TCK (without the right to sublicense), to use the TCK to develop and test
Covered Code. Such Compliant Covered Code may be distributed by You under the Commercial Use license.

b) TCK Use Restrictions. You are not authorized to create derivative works of the TCK or use the TCK to test any implementation of the Specification that is not Covered Code. You may not publish Your test results or make claims of comparative compatibility with respect to other implementations of the Specification. In consideration for the license grant in Section 1.a above You agree not



Agreement No. 55391                                                      Page 22
to develop Your own tests which are intended to validate conformation with the Specification.

2. Requirements for Determining Compliance.

2.1 Definitions.

a) "Added Value" means code which:

      (i) has a principal purpose which is substantially different from that of the stand-alone Technology;

      (ii) represents a significant functional and value enhancement to the Technology;

      (iii) operates in conjunction with the Technology; and

      (iv) is not marketed as a technology which replaces or substitutes for the Technology.

The parties agree that Your current (as of the execution date hereof) version of OpenLinux operating system software is "Added Value."

b) "Java Classes" means the specific class libraries associated with each Technology defined in Attachment B.

c) "Java Runtime Interpreter" means the program(s) which implement the Java virtual machine for the Technology as defined in the Specification.

d) "Platform Dependent Part" means those Original Code and Upgraded Code files of the Technology which are not in a "share" directory or subdirectory thereof.

e) "Shared Part" means those Original Code and Upgraded Code files of the Technology which are identified as "shared" (or words of similar meaning) or which are in any "share" directory or subdirectory thereof, except those files specifically designated by Original Contributor as modifiable.

f) "User's Guide" means the user's guide for the TCK which Sun makes available to You to provide direction in how to run the TCK and properly interpret the results, as may be revised by Sun from time to time.

2.2 Development Restrictions. Compliant Covered Code:

a) must include (such as by being bundled with) Added Value;

b) must fully comply with the Specifications for the Technology specified in Attachment B;

c) must include the Shared Part, complete and unmodified;



Agreement No. 55391                                                      Page 23

d) may not modify the functional behavior of the Java Runtime Interpreter or the Java Classes;

e) may not modify, subset or superset the interfaces of the Java Runtime Interpreter or the Java Classes;

f) may not subset or superset the Java Classes; and

g) may not modify or extend the required public class or public interface declarations whose names begin with "java", "javax", "jini", "net.jini", "sun.hotjava", "COM.sun" or their equivalents in any subsequent naming convention.

2.3 Compatibility Testing. Successful compatibility testing must be completed by You (or at Original Contributor's option at commercially reasonable cost and timeliness, a third party designated by Original Contributor to conduct such tests) in accordance with the User's Guide. Further, compatibility testing must be conducted using the most current version of the applicable TCK that was available from Original Contributor one hundred twenty (120) days (two hundred forty [240] days in the case of silicon implementations) prior to: (i) Your Internal Deployment Use; and (ii) each release of Compliant Covered Code by You for Commercial Use. In the event that You elect to use a version of Upgraded Code that is newer than that which is required under this Section 2.3, then You agree to pass the version of the TCK that corresponds to such newer version of Upgraded Code.

2.4 Test Results. You agree to provide to Original Contributor or the third party test facility if applicable, Your test results that demonstrate that Covered Code is Compliant Covered Code and that Original Contributor may publish or otherwise distribute such test results.



Agreement No. 55391                                                      Page 24